As filed with the Securities and Exchange Commission on July 17, 2023
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	27-1605762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
39899 Balentine Drive
Newark, California 94560
(800) 747-0583
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jane C. Fogarty
Executive Vice President, Legal
Concentrix Corporation
39899 Balentine Drive
Newark, California 94560
(800) 747-0583
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Allison Leopold Tilley, Esq.
Alexandra F. Calcado
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, California 94304
(650) 233-4500
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Concentrix Corporation

Debt Securities
Common Stock
Preferred Stock
We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus may also be used by a selling securityholder of the securities described herein. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.
We may offer these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Stock Market under the symbol “CNXC.” On July 13, 2023, the last reported sale price of our common stock on the Nasdaq Stock Market was $87.86 per share.
Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 17, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information included or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them from time to time.
This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.
Unless the context otherwise requires, references in this prospectus to “Concentrix,” “we,” “us” and “our” refer to Concentrix Corporation and its subsidiaries.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CONCENTRIX CORPORATION
We are a leading global provider of customer experience (“CX”) solutions and technology that help iconic and disruptive brands drive deep understanding, full lifecycle engagement, and differentiated experiences for their end-customers around the world. We provide end-to-end capabilities, including CX process optimization, technology innovation, front- and back-office automation, analytics and business transformation services to clients in five primary industry verticals. Our differentiated portfolio of solutions supports Fortune Global 500 as well as high-growth companies across the globe in their efforts to deliver an optimized, consistent brand experience across all channels of communication, such as voice, chat, email, social media, asynchronous messaging, and custom applications. We strive to deliver exceptional services globally supported by our deep industry knowledge, technology and security practices, talented people, and digital and analytics expertise.
We trace our roots back to 2004 when SYNNEX Corporation, now known as TD SYNNEX Corporation (“TD SYNNEX”) acquired BSA Sales, Inc. (“BSA Sales”), a company with 20 employees focused on helping clients through outsourced sales and marketing services. In 2006, TD SYNNEX combined New York-based Concentrix with BSA Sales under the Concentrix name, with the goal of bringing technology and innovation into businesses to help clients reimagine and design the next generation of experiences. On December 1, 2020, Concentrix and our technology-infused CX solutions business were separated from TD SYNNEX and became an independent public company. Concentrix Corporation was incorporated in Delaware in December 2009. Our principal executive offices are located at 39899 Balentine Drive, Newark, California 94560 and our telephone number is (800) 747-0583. Our website address is www.concentrix.com. Our website address is provided as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS
When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus and any prospectus supplement.
These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our amended and restated certificate of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock, preferred stock, or other securities. See “Where You Can Find More Information.”
Authorized Capital Stock
Under Concentrix’ amended and restated certificate of incorporation, the total number of shares of all classes of shares that Concentrix has authority to issue is 260,000,000, including 250,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. Except as otherwise provided in Concentrix’ amended and restated certificate of incorporation or in a board resolution, shares purchased, redeemed by, surrendered to, or otherwise acquired by Concentrix assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares.
Concentrix Common Stock
The holders of shares of Concentrix common stock are entitled to dividends as Concentrix’ board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of Concentrix preferred stock that may be issued in the future. The holders of shares of Concentrix common stock are entitled to one vote per share on any matter to be voted upon by Concentrix stockholders and Concentrix’ amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors.
No holder of shares of Concentrix common stock has any preemptive right to subscribe for any shares of Concentrix capital stock issued in the future, and there are no redemption or sinking fund provisions applicable to the common stock.
Upon any voluntary or involuntary liquidation, dissolution, or winding up of Concentrix’ affairs, the holders of shares of Concentrix common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of Concentrix preferred stock that may be issued in the future. All of the outstanding shares of common stock are fully paid and non-assessable.
Concentrix Preferred Stock
Under Concentrix’ amended and restated certificate of incorporation, Concentrix’ board of directors, without further action by the Concentrix stockholders, is authorized to issue shares of preferred stock in one or more classes or series. Concentrix’ board of directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The shares of Concentrix preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of shares of Concentrix common stock. The issuance of shares of Concentrix preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of shares of Concentrix common stock might believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares. Concentrix currently has no plans to issue any shares of preferred stock.
Certain Anti-Takeover, Limited Liability, and Indemnification Provisions
Concentrix’ amended and restated certificate of incorporation and amended and restated bylaws described below may have the effect of delaying, deferring, or discouraging another person from acquiring control of Concentrix.
Concentrix Certificate of Incorporation and Bylaw Provisions
Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws include provisions that may have the effect of discouraging, delaying, or preventing a change in control or an unsolicited acquisition proposal that a Concentrix stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by Concentrix’ stockholders. These provisions are summarized in the following paragraphs.
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Supermajority Voting. Concentrix’ amended and restated certificate of incorporation requires the approval of the holders of at least 66 2/3% of Concentrix’ combined voting power to effect certain amendments to Concentrix’ amended and restated certificate of incorporation. Concentrix’ amended and restated bylaws may be amended by either a majority of Concentrix’ board of directors, or the holders of 66 2/3% of Concentrix’ voting stock.

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Authorized but Unissued or Undesignated Capital Stock. Concentrix’ authorized capital stock consists of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) shares of Concentrix stock may be issued by Concentrix’ board of directors in one or more transactions without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. Moreover, Concentrix’ amended and restated certificate of incorporation grants Concentrix’ board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of Concentrix preferred stock pursuant to Concentrix’ board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of Concentrix common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. Concentrix’ board of directors does not currently intend to seek Concentrix’ stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

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No Stockholder Action by Written Consent. Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of Concentrix’ stockholders may only be taken at a duly called annual or special meeting of Concentrix’ stockholders. This provision prevents Concentrix’ stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by Concentrix’ board of directors.

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Notice Procedures. Concentrix’ amended and restated bylaws establish advance notice procedures with regard to all Concentrix stockholder proposals to be brought before meetings of Concentrix stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors, and amendments to Concentrix’ amended and restated certificate of incorporation or Concentrix’ amended and restated bylaws. These procedures provide that notice of such Concentrix stockholder proposals must be timely given in writing to Concentrix’ Secretary prior to the meeting. The notice must contain certain information specified in Concentrix’ amended and restated bylaws.

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No Cumulative Voting. The General Corporation Law of the State of Delaware (“DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Concentrix’ amended and restated certificate of incorporation does not provide for cumulative voting.

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Concentrix Board and Vacancies. Concentrix’ amended and restated bylaws provide that the number of directors on its board of directors is fixed exclusively by its board of directors. Any vacancies created in its board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office, or other cause may only be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on Concentrix’ board of directors will be appointed for a term expiring at the next annual meeting, and until his or her successor has been elected and qualified. Any director or the entire board of directors may be removed, with or without cause, by the holders of not less than a majority of the voting power of the capital stock entitled to vote at an election of directors.

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Special Meetings of Stockholders. Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws provide that special meetings of Concentrix stockholders may be called only by the secretary only at the request of the chairman of Concentrix’ board of directors, Concentrix’ chief executive officer or president, or by a majority of Concentrix’ board of directors. Stockholders may not call special stockholder meetings.

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Exclusive Forum. Concentrix’ amended and restated bylaws contain a forum selection provision for the adjudication of certain disputes. Unless Concentrix consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on Concentrix’ behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of Concentrix’ directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, Concentrix’ amended and restated certificate of incorporation and Concentrix’ amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants. Unless Concentrix consents in writing to the selection of an alternative forum, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) against Concentrix or any of Concentrix’ directors, officers, other employees or agents will be the U.S. federal district courts.

Limitations on Liability
Concentrix’ amended and restated certificate of incorporation limits the liability of the Concentrix directors (in their capacity as directors but not in their capacity as officers) to Concentrix or Concentrix stockholders to the fullest extent permitted by Delaware law. Specifically, Concentrix directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:
•	For any breach of the director’s duty of loyalty to Concentrix or Concentrix stockholders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemption; or
•	For any transaction from which the director derived an improper personal benefit.
Indemnification Arrangements
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and Concentrix’ amended and restated certificate of incorporation includes such an exculpation provision. Concentrix’ amended and restated certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Concentrix, or for serving at Concentrix’ request as a director or officer or another position at another corporation or enterprise, as the case may be. Concentrix’ amended and restated certificate of incorporation and amended and restated bylaws also provide that Concentrix must advance reasonable expenses to its directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party. Concentrix’ amended and restated bylaws expressly authorize us to carry directors’ and officers’ insurance to protect Concentrix, its directors, officers and certain employees from certain liabilities.
Concentrix has entered into indemnification agreements with each of its directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.
The limitation of liability and indemnification provisions in Concentrix’ amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Concentrix’ directors and officers, even though such an action, if successful, might otherwise benefit us and Concentrix’ stockholders. However, these provisions do not limit or eliminate Concentrix’ rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any Concentrix directors, officers, or employees for which indemnification is sought.

Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.
We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. Certain provisions of the DGCL, our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEBT SECURITIES
We may issue, from time to time, debt securities, in one or more series. The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities. These debt securities that we may issue include senior notes, senior subordinated notes, subordinated notes, convertible notes and exchangeable notes. The debt securities we offer will be issued under an indenture (the “indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”). The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”).
As used in this section only, “we,” “us” and “our” refer to Concentrix Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations set forth below under “—Covenants”, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any additional restrictive covenants for that series of debt securities will be described in the applicable prospectus supplement for such debt securities.
We may issue the debt securities issued under the indenture as “original issue discount securities,” which means they may be issued with “original issue discount” (“OID”), greater than the statutorily defined de minimis amount or otherwise designated by us as issued with OID, for U.S. federal income tax purposes. Special U.S. federal income tax considerations applicable to any debt securities issued with OID will be described in more detail in the applicable prospectus supplement for such debt securities.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:
•	the title of those debt securities;
•	any limit on the aggregate principal amount of that series of debt securities;
•	the date or dates on which the debt securities of that series may be issued and the date or dates on which principal of, and premium, if any, on, the debt securities of that series is payable;
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the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend or defer the interest payment periods and the duration of the extensions or deferrals;
•	if other than U.S. dollars, the currency in which the debt securities of that series will be denominated;
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if the amount of payments of principal of, and premium, if any, or interest on the debt securities of that series is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities of that series are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the price or prices at which, the period or periods within which or the date or dates on which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

•	the denominations in which those debt securities will be issuable;
•	if other than the entire principal amount of the debt securities of that series, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•	whether the debt securities of that series will be issued with OID and the amount of discount or premium, if any, with which the debt securities of that series will be issued;
•	whether and upon what terms the debt securities of that series may be defeased in whole or in part, if different from the provisions set forth in the indenture;
•	whether the debt securities of that series are to be issued in whole or in part in the form of one or more global debt securities and, in such case, the depositary for such global debt securities;
•	whether the debt securities of that series are to be convertible or exchangeable for other securities, and, in such case, the conversion or exchange prices or rates and adjustments thereto;
•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other indebtedness;
•	the nature and terms of any security for any secured debt securities of that series;
•	provisions, if any, granting special rights to holders of the debt securities of that series upon the occurrence of specified events;
•	the events of default and covenants relating to those debt securities that are in addition to, modify or delete those described in this prospectus;
•	whether the payment of our debt securities will be guaranteed by any other person; and
•	any other specific terms of the debt securities of that series.
The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion or Exchange Rights
A series of debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement for such debt securities. The terms will include, among others, the following:
•	the conversion or exchange price of the debt securities of that series;
•	the conversion or exchange period of the debt securities of that series;
•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities of that series;
•	events requiring adjustment to the conversion or exchange price of those debt securities; and
•	provisions affecting conversion or exchange in the event of our redemption of those debt securities.
Ranking
Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our general unsecured obligations and will rank equally in right of payment with each other and with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the debt securities will be structurally subordinated to all existing and future indebtedness of our subsidiaries that do not guarantee the debt securities (other than indebtedness and liabilities owed to us, if any) and will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets that secure such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of these subsidiaries over the claims of our creditors, including holders of the debt securities. Accordingly, the debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.
Covenants
Change of Control Offer
If a Change of Control Triggering Event (as defined below under “—Certain Definitions”) occurs with respect to the debt securities of a series, unless we have exercised our right to redeem the debt securities of such series, we will be required to make an offer to each holder of the debt securities of that series to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s debt securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the date of purchase of such debt securities (subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date); provided that after giving effect to such purchase, any debt securities of such series that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 in excess of that amount.
Within 30 days following any Change of Control Triggering Event with respect to any series of debt securities or, at our option, prior to any Change of Control (as defined below under “—Certain Definitions”) but after the public announcement of the transaction or transactions that constitute or may constitute such Change of Control, except to the extent that we have exercised our right to redeem the debt securities of the relevant series, we will deliver a notice (a “Change of Control Offer”) to each holder of the debt securities of such series (which may be sent through electronic transmission) with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase the debt securities of such series on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice may, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event and/or any other related transaction or event being consummated on or prior to the Change of Control Payment Date specified in the notice.
On each Change of Control Payment Date, we will, to the extent lawful:
(a)	accept for payment all debt securities of the applicable series or portions of such debt securities properly tendered pursuant to the applicable Change of Control Offer;
(b)
deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered pursuant to the applicable Change of Control Offer; and

(c)
deliver or cause to be delivered to the trustee the debt securities properly tendered together with an officer’s certificate stating the aggregate principal amount of the debt securities or portions of debt securities being purchased.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with our purchase of debt securities pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in such debt securities, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.
Holders of debt securities electing to have debt securities purchased pursuant to a Change of Control Offer will be required to surrender their debt securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt security completed, to the paying agent at the address specified in the Change of Control Offer, or transfer such debt securities to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all debt securities properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of any series of debt securities then outstanding validly tender and do not withdraw such debt securities in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchase all of the debt securities of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all the debt securities of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of such redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of debt securities to require us to repurchase its debt securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
The provisions of the indenture relating to our obligation to make a Change of Control Offer with respect to the debt securities upon a Change of Control Triggering Event may be waived or modified in respect of each applicable series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding.
Restrictions on Liens
The indenture provides that we will not, and will not permit any Restricted Subsidiary (as defined below under “—Certain Definitions”) to, create or incur any Lien (as defined below under “—Certain Definitions”) on any shares of stock of a Restricted Subsidiary or Principal Property (as defined below under “—Certain Definitions”) of ours or of a Restricted Subsidiary, whether those shares of stock of a Restricted Subsidiary or Principal Property are owned at the Initial Issue Date (as defined below under “—Certain Definitions”) or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the debt securities outstanding under the indenture (together with, if we shall so determine, any other indebtedness or other obligations the terms of which (or the terms of any agreement evidencing or relating to which) require that such indebtedness be so secured) equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien, so long as the indebtedness is so secured. This covenant does not apply in the case of:
(a)
the creation of any Lien on any shares of stock of a Restricted Subsidiary or any Principal Property acquired, purchased or leased after the Initial Issue Date (including acquisitions by way of merger or consolidation, and including capital lease or purchase money transactions in connection with any such acquisition) by us or a Restricted Subsidiary, contemporaneously with that acquisition, purchase or lease, or within 18 months thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock of a subsidiary or any Principal Property acquired after the Initial Issue Date existing at the time of the acquisition, purchase or lease or the acquisition of any shares of stock of a subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of stock of a subsidiary or any Principal Property so acquired, purchased or leased and fixed improvements (and any accessions or additions thereto, and proceeds thereof) on that Principal Property;

(b)	any Lien on any shares of stock of a subsidiary or any Principal Property existing on the Initial Issue Date;
(c)	any Lien on any shares of stock of a subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;
(d)	any Lien on any Principal Property being constructed or improved securing loans to finance the construction or improvements of that property;
(e)
any Lien created by a lease of any Principal Property, which under GAAP as in effect as of the Initial Issue Date would be characterized as an operating lease, whether entered into before or after the Initial Issue Date, including Liens arising under or in connection with Synthetic Leases (as defined below under “—Certain Definitions”), if any, or any refinancing, renewal, restructuring, substitution, extension, modification or replacement thereof to the extent permitted thereby;

(f)
any Lien on shares of stock of a subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, qualified private activity bonds and similar financings;

(g)
any mechanics’, materialmen’s, carriers’, warehousemen’s or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet overdue for a period of more than 90 days or that are being contested in good faith;

(h)
any Lien on any shares of stock of a subsidiary or any Principal Property for taxes, assessments or governmental charges or levies that are not yet overdue for a period of more than 90 days or that are being contested in good faith;

(i)	any Lien on any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;
(j)
any landlord’s Lien on fixtures located on premises leased by us or a Restricted Subsidiary in the ordinary course of business, and rights under leases, licenses, sub-leases, easements, rights-of-way, zoning and other restrictions, irregularities in title, and other similar Liens not materially impairing the use or value of the property involved;

(k)	Liens on property incurred in sale and lease-back transactions permitted under “—Restrictions on Sale and Lease-back Transactions involving Principal Properties” below;
(l)
Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries, provided that such lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with us or any of our subsidiaries;

(m)
in the case of (i) any subsidiary that is not a wholly owned subsidiary or (ii) the equity interests in any Person (as defined below under “—Certain Definitions”) that is not a subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to shares of stock or other equity interests in such subsidiary or such other Person set forth in the constitutive documents or other applicable agreement of such subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement;

(n)	Liens in favor of the trustee and/or the holders granted in accordance with the indenture; and
(o)
any refinancing, renewal, restructuring, substitution, extension, modification or replacement for any Lien permitted by any of the preceding clauses, provided that, in the case of a Lien permitted under clauses (a), (b) or (d), the amount of indebtedness secured is not increased nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and refinance, renew, restructure, substitute, extend, modify, or replace those Liens; provided that at the time of and after giving effect to the creation, assumption, refinancing, renewal, restructuring, substitution, extension, modification or replacement, Exempted Debt (as defined below under “—Certain Definitions”) does not exceed 15% of our and any of our subsidiaries’ Consolidated Tangible Assets (as defined below under “—Certain Definitions”).
Restrictions on Sale and Lease-back Transactions Involving Principal Properties
The indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person pursuant to which we or any Restricted Subsidiary leases any Principal Property as an entirety, or any substantial portion of that Principal Property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary, except to us or to a Restricted Subsidiary and except for any lease for a period of not more than three years or which may be terminated by us or our Restricted Subsidiaries within a period of not more than three years (any such transaction, a “sale and lease-back transaction”), unless:
(a)
such sale and lease-back transaction was entered into prior to the Initial Issue Date of the debt securities, and any refinancing, renewal, restructuring, substitution, extension, modification or replacement of such transaction, so long as the affected Principal Property is substantially similar or the same in nature to the Principal Property subject to the sale and lease-back transaction refinanced, renewed, restructured, substituted, extended, modified or replaced;

(b)
we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions described under “—Restrictions on Liens” above, to create a Lien on the Principal Property to be leased securing Funded Debt (as defined below under “—Certain Definitions”) in an amount equal to the Attributable Debt (as defined below under “—Certain Definitions”) with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities;

(c)
we promptly inform the trustee in writing of the sale and lease-back transaction, and we cause an amount equal to the fair value (as determined by us in good faith) of the Principal Property to be applied to any (or a combination) of (1) the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the Principal Property sold, or (2) the retirement within 365 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the debt securities; provided that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 365 days after the sale and lease-back transaction, deliver or cause to be delivered to the trustee for cancellation debt securities evidencing Funded Debt of ours (which may include the debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the trustee, and not yet otherwise applied as a credit against an obligation to redeem or retire such debt securities, and an officer’s certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debt securities in lieu of retiring Funded Debt as provided in the indenture.

If we deliver debt securities and an officer’s certificate to the trustee pursuant to the proviso to clause (c) above, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices of the applicable debt securities so delivered or, if there are no such redemption prices, the principal amount of those debt securities. If the applicable debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debt securities were issued.
Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions involving any Principal Property in addition to those permitted by this paragraph, without any obligation to retire any outstanding debt securities or other Funded Debt; provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 15% of our or any of our subsidiaries’ Consolidated Tangible Assets.
Merger, Consolidation and Sale of Assets
The indenture provides that we will not consolidate with or merge into any other entity, or sell or lease, all or substantially all our assets to another entity in one transaction or a series of related transactions, and no entity may consolidate with or merge into us, unless:
(a)
we will be the surviving entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities; provided that in the case where such surviving entity is not a corporation, a co-obligor of the debt securities is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction;

(b)
immediately before and after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the indenture; and

(c)	we shall deliver to the trustee an officer’s certificate and an opinion of counsel each to the effect that the transaction complies with the terms of the indenture.
Reports
At any time we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, we will file with the trustee, within 15 days after it has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that it may be required to file with the

SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC). Documents delivered to the trustee by electronic means or filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so delivered or filed via EDGAR (or such successor system), it being understood that the trustee shall have no obligation to determine whether such filings have been made or be deemed to have knowledge of the information contained therein.
To the extent any information is not provided within the time periods specified in this “—Reports” section and such information is subsequently provided, we will be deemed to have satisfied our obligations with respect thereto at such time and any default or event of default with respect thereto shall be deemed to have been cured.
Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate).
Events of Default
The indenture provides that each of the following constitutes an “event of default” with respect to any series of debt securities unless it is inapplicable to a particular series of debt securities:
(a)	default for 30 days in the payment of any interest when due on the debt securities of such series;
(b)	default in the payment of principal of, or premium, if any, on, the debt securities of such series, when due at maturity, upon redemption or otherwise;
(c)
default in the performance, or breach, of any covenant or agreement in the indenture applicable to such series of debt securities, and continuance of such default or breach for 90 days after a Notice of Default (as defined below) shall have been given to us;

(d)	certain events of bankruptcy, insolvency or reorganization involving us;
(e)	a failure to purchase the series of debt securities tendered for purchase in respect of such Change of Control Offer as required under the section “—Covenants—Change of Control Offer”; and
(f)
default under any loan, mortgage, indenture, credit agreement or similar instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by us (or the payment of which is guaranteed by us), other than indebtedness owed to its subsidiaries, whether such indebtedness or guarantee now exists or is created after the original issue date of the debt securities of such series, which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or (ii) results in the acceleration of such indebtedness prior to its maturity; and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates in excess of $400,000,000.

Any event of default under one series of debt securities is not necessarily an event of default under any other series of debt securities.
A default under clause (c) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
We will be required to furnish the trustee annually with an officer’s certificate as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the respective holders of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the respective holders to do so.
If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.
If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.
Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security and/or indemnity satisfactory to the trustee. Subject to the provisions for the security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the debt securities, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other holders (it being understood that the trustee shall have no obligation to determine if such action is unduly prejudicial to the rights of such holders) or may involve the trustee in liability, unless the trustee is offered security and/or indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction. No holder will have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security and/or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the debt securities of that series on or after the due dates expressed in the debt securities and to institute a suit for the enforcement of that payment.
Legal Defeasance and Covenant Defeasance
The indenture provides that we may discharge all of our obligations with respect to any series of debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if:
(a)
we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

(b)
no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

(c)
we deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that (x) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (y) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series. In the case of a defeasance, this opinion must confirm that either (i) we have received a ruling to that effect from or published by the Internal Revenue Service or (ii) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, and such opinion must be based thereon.
Satisfaction and Discharge
The indenture will, upon company order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such debt securities expressly provided for in the indenture, rights to receive payments of principal of, and premium, if any, and interest, if any, on, such debt securities and certain rights of the trustee) and the trustee, at our expense, shall execute such instruments reasonably requested by us acknowledging satisfaction and discharge of the indenture, when,
(a)	either:
(i)
all debt securities of such series theretofore authenticated and delivered (other than (A) debt securities that have been destroyed, lost or stolen and that have been replaced or paid and (B) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(ii)
all debt securities of such series not theretofore delivered to the trustee for cancellation, (A) have become due and payable, or (B) shall become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee in our name and at our expense, and in the case of (A), (B) or (C), we have deposited or caused to be deposited with the trustee or paying agent as trust funds in trust for the purpose an amount in the currency in which such debt securities are denominated (except as otherwise provided in the indenture) sufficient to pay and discharge the entire indebtedness on such debt securities for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law, is filed with respect to us within 91 days after the deposit and the trustee is required to return the moneys then on deposit with the trustee to us, our obligations under the Indenture with respect to such debt securities shall not be deemed terminated or discharged;
(b)	we have paid or caused to be paid all other sums payable under the indenture by us; and
(c)
we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment and Waiver
Subject to certain exceptions, the indenture and the debt securities of a series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series) and any existing or past default or event of default or compliance with any provisions of such documents may be waived with the consent of the holders of at least a majority in principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series); provided that (i) if any such amendment or waiver will only affect one series of debt securities (or less than all series of debt securities) then outstanding under the indenture, then only the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required and (ii) if any such amendment or waiver by its terms will affect a series of debt securities in a manner that is different from and materially adverse relative to the manner in which such amendment or waiver affects other series of the debt securities, then the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required. However, without the consent of each holder of a debt security affected (including, for the avoidance of doubt, any debt securities held by affiliates), no amendment, supplement or waiver may (with respect to any debt securities held by a non-consenting affected holder):
•	reduce the interest rate of or extend the time for payment of interest on any debt security (other than any change to the notice periods with respect to any redemption);
•	reduce the principal of or change the stated maturity of any debt security;
•
waive a default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities (with respect to a default that does not result from non-payment) by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the payment default that resulted from such acceleration;

•
reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may be redeemed (other than any change to the notice periods with respect to such redemption);

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;
•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
•
reduce the percentage of the holders of outstanding debt securities of such series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; and

•
modify any of the amendment and waiver provisions or any provisions relating to the waiver of past defaults or the rights of holders to receive payments of principal of or premium, if any, or interest on the debt securities, or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected thereby.

A debt security does not cease to be outstanding because we or any of our affiliates holds the debt security; provided that in determining whether the holders of the requisite majority of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture with respect to any series of debt securities, debt securities of such series owned by us or any of our affiliates shall be disregarded and deemed not to be outstanding if such ownership is known by a Trust Officer.
Notwithstanding the foregoing, we may amend or modify the indenture and the debt securities without the consent of any holder of debt securities of the applicable series in order to:
•	cure any ambiguity, omission, mistake, defect or inconsistency;
•
conform the text of the indenture or the debt securities to any provision under the heading “Description of Debt Securities,” or similar heading, in the offering memorandum, prospectus or similar document in respect of the debt securities;

•
add further covenants, restrictions, conditions or provisions relating to us for the protection of the holders and events of default for the benefit of holders or to surrender any right or power conferred upon us;

•
provide for the issuance of additional debt securities, and to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that, the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code;

•
provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption, provided that the provisions described under the “—Merger, Consolidation and Sale of Assets” covenant are complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;
•	add guarantees or co-obligors with respect to the debt securities;

•
secure the debt securities including to add collateral and matters related thereto including entering into intercreditor arrangements, in each case when permitted or required under the indenture and the debt securities, and to release and discharge any lien when permitted or required under the indenture and the debt securities;

•	add or appoint a successor or separate trustee;
•	make any change that does not adversely affect in any material respect the interests of any holder of debt securities;
•
modify or amend any of the provisions of the indenture relating to the transfer and legending of debt securities; provided that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of holders to transfer debt securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act.
The consent of the holders of debt securities is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment, supplement or waiver under the indenture becomes effective, we are required to mail to holders of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders of debt securities, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.
Paying Agent and Registrar for the Debt Securities
We will maintain a paying agent and registrar for the debt securities of each series in the United States (the “paying agent”). The trustee will initially act as the paying agent for the debt securities of each series. We may change the paying agent or registrar under the indenture without prior notice to the holders of the debt securities of such series, and we or any of our affiliates may act as paying agent or registrar with respect to any series of the debt securities.
Upon our written request, the registrar shall provide us with a copy of the register to enable us to maintain a register of the debt securities of any series at our registered offices.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of us or any of our subsidiaries, as such, will have any liability for any of our obligations under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, by accepting such debt security, waives and releases all such liability. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that, to the fullest extent permitted by law, the parties to the indenture and each holder of debt securities waive their rights to a jury trial with respect to litigation arising out of or in connection with the indenture.
Certain Definitions
“Attributable Debt” means, with respect to any sale and lease-back transaction, the present value (discounted in accordance with GAAP at the rate set forth or implicit in the terms of the lease included in such sale and lease-back transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.
“Capital Stock” means:
(a)	in the case of a corporation, corporate stock;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following:
(a)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(b)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or our subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares; or

(c)	the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Consolidated Tangible Assets” means all assets of a Person, other than assets that are considered to be intangible assets, as set forth in such Person’s most recent consolidated balance sheet and computed in accordance with GAAP.
“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:
(a)
indebtedness of ours and our Restricted Subsidiaries incurred after the Initial Issue Date and secured by Liens created or assumed or permitted to exist as described above under the last paragraph of “—Covenants—Restrictions on Liens;” and

(b)
Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into as described above under the last paragraph of “—Covenants—Restrictions on Sale and Lease-back Transactions involving Principal Properties.”

“Fitch” means Fitch, Inc., a subsidiary of Finlac, S.A., and its successors.
“Funded Debt” means all indebtedness, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and at the date of any computation. Notwithstanding any other provision contained herein, all terms of an accounting nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under FASB ASC 825-10-25 (or any other Accounting Standards Codification of the Financial Accounting Standards Board having a similar result or effect) to value any indebtedness of any Person at “fair value”, as defined therein, (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under FASB ASC 470-20 (or any other Accounting Standards Codification of the Financial Accounting Standards Board having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board to the extent such application results in indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842 or any similar, successor or substitute accounting standard or codification), to the extent such change would require the recognition of right-of-use assets and lease liabilities that would not have been required to be classified as a capital lease under GAAP as in effect immediately prior to the adoption thereof. If there occurs a change in generally accepted accounting principles in the United States occurring after the Initial Issue Date and such change would cause a change in the method of calculation of any term or measure used in the indenture (an “Accounting Change”), then we may elect, as evidenced by our written notice to the trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred; provided that, with respect to any Accounting Change, in our good faith determination, our election to calculate such term or measure as if such Accounting Change had not occurred will not be less favorable to the holders in any material respect than the method of calculation of such term or measure as in effect on the Initial Issue Date.
“holder” means each person in whose name the debt securities are registered on the registrar’s books.
“Initial Issue Date” means, with respect to any series of debt securities, the date of the original issuance of the first debt securities of such series.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of the foregoing, we or any subsidiary will be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.
“Principal Property” means our corporate headquarters and any warehouse or distribution center, together with any land, land improvements, buildings and fixtures related thereto, owned or leased at the Initial Issue Date or acquired after that date by us or any of our Restricted Subsidiaries and which is located within the United States, other than:
(a)	any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or
(b)	any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the debt securities or fails to make a rating of the debt securities publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Ratings Event” means, with respect to a series of debt securities, (x) if the debt securities are at such applicable time rated by three Rating Agencies, ratings of the debt securities of that series are lowered by at least two of the Rating Agencies and the debt securities of that series are rated below Investment Grade by at least two of the Rating Agencies or (y) if the debt securities are at such applicable time rated by two Rating Agencies, ratings of the debt securities of that series are lowered by each of the Rating Agencies and the debt securities of that series are rated below Investment Grade by each of the Rating Agencies, in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the debt securities of that series is under publicly announced consideration for a possible downgrade by any of the applicable Rating Agencies, to the extent that a determination of a downgrade below Investment Grade by such Rating Agency would result in a Ratings Event).
“Restricted Subsidiary” means a subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States; and (b) which owns a Principal Property.
“S&P” means S&P Global Ratings, an S&P Global Inc. business, and its successors.
“Synthetic Lease” means, as to any Person, (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of real or personal property, in each case, creating obligations that may not appear on the balance sheet of such Person but which, upon the application of any bankruptcy (or similar) law for the relief of debtors to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Trust Officer” means any officer within the corporate trust administration department of the trustee, with direct responsibility for performing the trustee’s duties under the Indenture and also means, with respect to a particular corporate trust matter relating to the Indenture, any other officer of the trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

FORMS OF SECURITIES
Each senior debt security will be represented by one or more global securities representing the entire issuance of securities or, if indicated in the applicable prospectus supplement, a certificate issued in definitive form to a particular investor. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the senior debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Registered Global Securities
We may issue the registered senior debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security:
•	will not be entitled to have the securities represented by the registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and
•	will not be considered the owners or holders of the securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal, premium, if any, and interest, if any, on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee, or any other agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling securityholder may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the proceeds to us from the sale;
•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In connection with the sale of our securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or any selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.
Our common stock is currently listed on the Nasdaq Stock Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
The consolidated financial statements of Concentrix Corporation as of November 30, 2022 and 2021, and for each of the years in the three-year period ended November 30, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2022 have been incorporated by reference in this prospectus and elsewhere in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Marnix Lux SA as of December 31, 2022 and 2021 and for the years then ended, included in our Current Report on Form 8-K filed on July 17, 2023, which are incorporated by reference in this registration statement, have been audited by Deloitte & Associés and PricewaterhouseCoopers Audit, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firms, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.
We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.concentrix.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended November 30, 2022;
•	our Quarterly Reports on Form 10-Q filed on April 7, 2023 and July 7, 2023;
•
our Current Reports on Form 8-K filed on March 27, 2023, March 29, 2023 (SEC Accession No. 0001803599-23-000075), March 30, 2023, March 31, 2023, April 26, 2023, June 12, 2023, July 17, 2023 (SEC Accession No. 0001803599-23-000159) and July 17, 2023 (SEC Accession No. 0001140361-23-034695); and

•	the description of our common stock set forth in Exhibit 99.1 to the Registration Statement filed on Form 10/A on November 4, 2020.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Corporate Secretary, Concentrix Corporation, 39899 Balentine Drive, Newark, California, 94560. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
Information Not Required In Prospectus
Item 14.	Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
SEC registration fee	$ *
Nasdaq listing fees	**
Transfer agent and registrar, trustee and depositary fees	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
$ **
*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation filed as Exhibit 3.1 to the Registrant’ Current Report on Form 8-K filed on December 2, 2020 and the Registrant’s amended and restated bylaws filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on January 28, 2022 each provide that the Registrant shall indemnify its directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. In addition, the Registrant has entered into agreements to indemnify its directors and officers and expects to continue to enter into agreements to indemnify all of its directors and officers. These agreements require the Registrant, among other things, to indemnify its directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.	Exhibits.
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Form of Indenture relating to the debt securities.
4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt securities).
4.3	Specimen Common Stock Certificate.
4.4*	Form of Specimen Preferred Stock Certificate.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Deloitte & Associés, Independent Auditor.
23.4	Consent of PricewaterhouseCoopers Audit, Independent Auditor.
24.1	Power of Attorney (included on the signature page hereof).
25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.
107	Filing Fee Table.
*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of California, on July 17, 2023.
CONCENTRIX CORPORATION

By:	/s/ Christopher Caldwell
Christopher Caldwell
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Caldwell and Andre Valentine, and each of them, his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Christopher Caldwell	President and Chief Executive Officer (Principal Executive Officer) and Director	July 17, 2023
Christopher Caldwell

/s/ Andre Valentine	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 17, 2023
Andre Valentine

/s/ Teh-Chien Chou	Director	July 17, 2023
Teh-Chien Chou

/s/ LaVerne Council	Director	July 17, 2023
LaVerne Council

/s/ Jennifer Deason	Director	July 17, 2023
Jennifer Deason

/s/ Kathryn Hayley	Director	July 17, 2023
Kathryn Hayley

/s/ Kathryn Marinello	Director	July 17, 2023
Kathryn Marinello

/s/ Dennis Polk	Director	July 17, 2023
Dennis Polk

/s/ Ann Vezina	Director	July 17, 2023
Ann Vezina